Exhibit 99.1

NEWS RELEASE

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Corporation Reports First Quarter 2009 Results and Activities

Waco, Texas   May 12, 2009

Highlights:

•                  FirstCity reported first quarter 2009 earnings of $0.6 million or $0.07 per diluted share.

•                  FirstCity invested $73.7 million in domestic portfolio acquisitions and other investments during the quarter.

•                  Continued available liquidity has enabled FirstCity to invest $31.0 million in domestic portfolio acquisitions and other investments subsequent to first quarter 2009.

First Quarter 2009 and Business Outlook

The first quarter of 2009 generated earnings of $0.6 million or $0.07 per diluted share compared to a loss of $3.6 million or ($0.34) per diluted share for the first quarter of 2008. The earnings improvement during the first quarter of 2009 was a result of increased revenues directly associated with higher domestic collections in the first quarter of 2009 compared to the same period last year. This additional revenue off-set the non-cash charges of $1.8 million in foreign currency exchange losses and $1.7 million of impairment during the first quarter of 2009. Additionally, FirstCity’s quarterly investments of $73.7 million included $64.9 million of domestic portfolio assets with a face value of $140.8 million acquired from the FDIC, $2.4 million of debt investments through our special situations platform, and $6.4 million of SBA loan originations.

Jim Sartain, Chief Executive Officer, said, “FirstCity continues to generate positive cash flows from its investments and loan servicing platform to cover operating expenses and bolster liquidity to fund future investment opportunities. With the availability under our credit lines and shared investment opportunities with other investors, we continue to take advantage of current market opportunities in both of our business segments. Our overall objective remains the same — leverage our expertise and market opportunities by strategically investing in distressed assets and special arrangements to achieve the best execution on our investments and maximize the ultimate cash recoveries.”

The Company continues to experience positive growth in the unrealized future gross profit associated with its core portfolio asset business. At the end of March 2009, the unrealized future gross profit on these assets increased to $136.0 million, which is up from $122.3 million at the end of December 2008 (refer to the schedule on page 10 of this release). This is another indicator of the Company’s ability to generate cash flows to support operations and sustain liquidity for future investment opportunities.

(more)

The current market conditions have created increased opportunities for FirstCity to grow its distressed asset business through asset acquisitions at attractive margins, and the Company has been actively pursuing these prospects These opportunities exist in all of FirstCity’s markets, but management is primarily focused on the U.S. market as a result of the rising number of financial institution closures — which in turn increases the supply of distressed assets and the opportunities for legacy asset acquisitions through government programs. Distressed asset acquisitions are generally subject to competitive bidding and negotiations, and the distressed asset markets in which FirstCity operates are highly competitive. As such, there can be no assurance as to the ultimate execution of any on transaction.

FirstCity also continues to pursue investments in privately-held middle-market companies through its special situations platform. We believe investment opportunities at attractive risk-adjusted returns are on the rise since these companies are facing increasing difficulty in accessing the capital markets due to the dislocation in the credit markets, and capital constraints and underwriting limitations experienced by commercial financial institutions. FirstCity continues to seek opportunities to provide investment capital to middle-market companies through flexible capital structuring arrangements.

FirstCity has $350.0 million of credit facility commitments available to finance its portfolio and asset purchases, capital investments in new ventures, and to provide for working capital to support our growth. At March 31, 2009, FirstCity’s maximum borrowing capacity under these credit commitments approximated $83.2 million (subject to borrowing base requirements of the respective credit facilities). These credit facilities are available to FirstCity through their maturity in November 2010, at which time management expects to negotiate for a maturity date extension. FirstCity is in compliance with all covenants and requirements set forth in the underlying credit agreements for these credit facilities.

Items effecting comparability of results for the first quarter of 2009 are as follows:

The Company recorded net provisions for loss of $1.7 million during the first quarter of 2009 compared to $4.1 million in the first quarter of 2008. The provisions were recorded to reflect declines in expected realization and delayed timing of asset collections. In the first quarter of 2009, $1.4 million of the net provisions were attributable to domestic assets and $0.2 million related to European assets. The provisions were split between consolidated portfolios ($1.1 million) and non-consolidated subsidiaries ($0.6 million) in the first quarter 2009.

Foreign currency exchange losses of $1.8 million were recorded during the first quarter of 2009 compared to $0.6 million of foreign currency exchange gains in the first quarter 2008. In the first quarter of 2009, $1.5 million of the foreign currency exchange losses were attributable to a 13% devaluation of the Mexican peso during the Company’s reporting period for its Mexican operations. However, since the end of March 2009, we have seen improvement in the value of the Mexican peso as it has since appreciated about 8%.

Total assets at the end of first quarter 2009 expanded to $378.2 million compared to $328.9 million at the end of fourth quarter 2008 as a result of FirstCity’s loan portfolio acquisitions and other investments during the quarter. The Company’s earning assets experienced a corresponding increase to $346.2 million at the end of March 2009 compared to $296.3 million at the end of December 2008.

Selected financial data for the first quarter of 2009:

Revenues in the first quarter of 2009 increased to $15.7 million compared to $9.5 million in the first quarter of 2008. The Company’s earnings in first quarter 2009 include $9.0 million of income and gains from Portfolio Assets; $1.7 million of interest income from loans receivable; $2.4 million of fee income attributable to our loan servicing platform, and $1.7 million of revenue and gains attributable to our majority-owned railroad operations. Increased revenue in the first quarter of 2009 is attributable primarily to increased collections on consolidated portfolios to $30.5 million in first quarter 2009 compared to $19.5 million in the first quarter of 2008, and FirstCity’s increased holdings in earning assets ($346.2 million at the end of March 2009 compared to $236.2 million at the end of March 2008).

Equity in earnings of unconsolidated subsidiaries was $0.1 million loss in the first quarter of 2009 compared to $2.8 million of net earnings in the first quarter of 2008. The decline is a result of FirstCity’s share of foreign currency exchange losses of $1.5 million in the first quarter of 2009 compared to $0.4 million of foreign currency exchange gains in the first quarter of 2008, and a decrease in total partnership collections to $19.6 million in first quarter of 2009 from $35.7 million in the first quarter of 2008.

Total operating expenses (excluding provision, interest and income tax expenses) for the first quarter of 2009 increased to $9.7 million from $9.0 million in the first quarter 2008 — attributed primarily to $0.6 million of consolidated foreign currency exchange losses recorded in the first quarter of 2009 compared to $0.2 million of consolidated gains in the first quarter of 2008.

Total interest expense dropped to $3.5 million in the first quarter of 2009 from $3.7 million in the first quarter of 2008 (even though FirstCity’s average debt holdings increased to $270.1 million at the end of March 2009 from $170.0 million at the end of March 2008). The interest expense decrease is attributable to the Company’s lower average cost of funds of 5.2% during the first quarter of 2009 compared to 8.7% from the same period a year ago.

Other Matters

Accounting Change

On January 1, 2009, the Company adopted SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 changed, among other things, the presentation requirements for noncontrolling (minority) interests. SFAS 160 requires the ownership interests in consolidated subsidiaries held by other parties (previously referred to as minority interests) to be presented in the balance sheet as a component of equity. As a result, the Company’s equity at March 31, 2009 includes $20.9 million of noncontrolling interests. In addition, pursuant to SFAS 160, we reclassified noncontrolling interests in the amount of $15.6 million from total liabilities to equity in our December 31, 2008 balance sheet.

Conference Call

A conference call will be held on Tuesday, May 12, 2009 at 9:00 a.m. Central Time to discuss first quarter results. A question and answer session will follow the prepared remarks. Details to access the call and webcast are as follows:

Event:	FirstCity Financial Corporation Fourth Quarter 2008 Conference Call
Date:	Tuesday, May 12, 2009
Time:	9:00 a.m. Central Time
Host:	James T. Sartain, FirstCity’s President and Chief Executive Officer

Web Access:	FirstCity’s web page -	www.fcfc.com/invest.htm or,
CCBN’s Investor websites -	www.streetevents.com and,
www.earnings.com

Dial In Access:	Domestic	800-706-7741
International	617-614-3471

Pass code	39250920

Replay           Available on FirstCity’s web page (www.fcfc.com/invest.htm)

FirstCity Financial Corporation is a diversified financial services company with operations dedicated primarily to distressed asset acquisitions and special situations investments. FirstCity has offices in the U.S. and affiliate organizations in Europe and Latin America. FirstCity common stock is listed on the NASDAQ Global Select Market (NASDAQ: FCFC).

Forward-Looking Statements

FirstCity may from time to time make written or oral forward-looking statements, including statements contained in this press release, FirstCity’s filings with the Securities and Exchange Commission (“SEC”), in its reports to stockholders and in other FirstCity communications. These statements relate to FirstCity’s or management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future and may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the Company’s future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company’s filings with the SEC including but not limited to its annual reports on Form 10-K, its quarterly reports on Form 10-Q, and its current reports on Form 8-K, filed with the SEC and available through the Company’s website, which contain a more detailed discussion of the Company’s business, including risks and uncertainties that may affect future results. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the SEC or otherwise. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

FirstCity Financial Corporation

Summary of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Revenues:
Servicing fees	$2,392	$2,200
Income from Portfolio Assets	9,043	4,935
Interest income from SBA loans	346	476
Interest income from loans receivable - affiliates	923	150
Interest income from loans receivable - other	429	275
Revenue from railroad operations	747	805
Other income	1,801	663
Total revenues	15,681	9,504
Expenses:
Interest and fees on notes payable to banks	3,044	3,683
Interest and fees on notes payable to affiliates	433	—
Salaries and benefits	5,054	5,030
Provision for loan and impairment losses	1,106	3,030
Asset-level expenses	1,237	1,561
Occupancy, data processing and other	3,406	2,455
Total expenses	14,280	15,759
Equity in net earnings (loss) of subsidiaries	(146)	2,840
Earnings (loss) before income taxes	1,255	(3,415)
Income taxes	(263)	(191)
Net earnings (loss)	992	(3,606)
Less: net income attributable to the noncontrolling interests	348	(22)
Net earnings (loss) attributable to FirstCity	$644	$(3,584)

Basic earnings (loss) per common share are as follows:
Net earnings (loss) attributable to FirstCity stockholders	$0.07	$(0.34)
Weighted average common shares outstanding	9,832	10,584

Diluted earnings (loss) per common share are as follows:
Net earnings (loss) attributable to FirstCity stockholders	$0.07	$(0.34)
Weighted average common shares outstanding	9,833	10,584

Selected Unaudited Balance Sheet Data

	March 31,	December 31,
	2009	2008
Cash and cash equivalents	$18,905	$19,103
Restricted cash	1,277	1,217
Earning assets:
Portfolio acquisition and resolution assets:
Domestic	220,292	167,211
Latin America	39,685	42,426
Europe	45,910	48,612
Other	224	228
Special situations platform assets	40,052	37,786
Service fees receivable and other assets	11,902	12,354
Total assets	$378,247	$328,937

Notes payable to banks	$284,852	$242,889
Note payable to affiliate	8,658	8,658
Other liabilities	11,731	11,515
Total liabilities	305,241	263,062
Total equity	73,006	65,875
Total liabilities and equity	$378,247	$328,937

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Summary Operating Statement Data for Each Segment
Portfolio Asset Acquisition and Resolution segment:
Revenues	$13,297	$8,233
Equity in net earnings (loss) of subsidiaries	(985)	2,840
Expenses	(10,373)	(10,137)
Operating contribution before provision for loan and impairment losses	1,939	936
Provision for loan and impairment losses	1,106	3,030
Operating contribution, net of taxes	$833	$(2,094)

Special Situations Platform segment:
Revenues	$2,338	$1,089
Equity in net earnings of subsidiaries	839	—
Expenses	(1,356)	(817)
Operating contribution before provision for loan and impairment losses	1,821	272
Provision for loan and impairment losses	—	—
Operating contribution, net of taxes	$1,821	$272

	Three Months Ended
	March 31,
	2009	2008
Portfolio Asset Acquisition and Resolution segment:
Revenues and equity in earnings of investments by region:
Domestic	$9,733	$5,630
Latin America	919	3,035
Europe	1,652	2,395
Canada	8	13
Total	$12,312	$11,073

Revenues and equity in earnings of investments by source:
Equity earnings (loss)	$(985)	$2,840
Income from Portfolio Assets	9,043	4,935
Servicing fees	2,392	2,200
Interest income from SBA loans	346	476
Interest income from affiliates	536	150
Interest income from loans receivable - other	207	13
Other	773	459
Total	$12,312	$11,073

Special Situations Platform segment:
Revenues and equity in earnings of investments by source:
Equity earnings	$839	$—
Interest income from loans receivable - affiliates	387	—
Interest income from loans receivable - other	221	262
Revenue from railroad operations	747	805
Other	983	22
Total	$3,177	$1,089

Number of personnel at period end:
Domestic, Portfolio Asset Acquisition and Resolution segment	84	75
Domestic, Special Situations Platform segment	22	19
Latin America	126	122
Corporate	31	34
Total personnel	263	250

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

Portfolio Purchases and Other Investments:

							FirstCity
	Portfolio Purchases					FirstCity	Investment
			Latin		FirstCity	Investment	in Special
	Domestic	Europe	America	Total	Investment	in Other	Situations	Total
2009
1st Quarter	$70,238	$—	$—	$70,238	$64,907	$6,418	$2,400	$73,725
2008
4th Quarter	$26,363	$1,823	$—	$28,186	$27,183	$10,071	$3,150	$40,404
3rd Quarter	2,912	—	1,576	4,488	3,241	6,040	—	9,281
2nd Quarter	28,427	—	8,314	36,741	33,448	15,443	16,756	65,647
1st Quarter	6,692	—	13,207	19,899	8,435	1,453	—	9,888
Total Year 2008	$64,394	$1,823	$23,097	$89,314	$72,307	$33,007	$19,906	$125,220
Total Year 2007	$121,679	$23,199	$69,455	$214,333	$126,714	$10,476	$11,530	$148,720
Total Year 2006	$136,596	$102,158	$58,236	$296,990	$144,048	$28,181	$—	$172,229

Portfolio Asset Acquisition and Resolution segment:

	Three Months Ended
	March 31,
	2009	2008
Aggregate purchase price of portfolios acquired:
Acquisition partnerships
Domestic	$70,238	$6,693
Latin America	—	13,207
Europe	—	—
Total	$70,238	$19,900

	Purchase	FirstCity’s
	Price	Investment
Historical Acquisitions of Portfolios - Annual:
Three months ended March 31, 2009	$70,238	$64,907
2008	89,314	72,307
2007	214,333	126,714
2006	296,990	144,048
2005	146,581	71,405
2004	174,139	59,762

	March 31,	December 31,
	2009	2008
Portfolio acquisition and resolution assets by region:
Domestic	$220,292	$167,211
Latin America	39,685	42,426
Europe	45,910	48,612
Canada	224	228
Total	$306,111	$258,477

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Analysis of Equity Investments
FirstCity’s average investment:
Domestic, Portfolio Asset Acquisition and Resolution segment	$14,824	$23,696
Domestic, Special Situations Platform segment	1,385	—
Latin America	17,653	22,890
Europe	13,004	30,526
Europe-Servicing subsidiaries	21,938	7,153
Latin America-Servicing subsidiaries	2,969	4,925
Total	$71,773	$89,190

FirstCity’s share of equity earnings (losses):
Domestic, Portfolio Asset Acquisition and Resolution segment	$1	$266
Domestic, Special Situations Platform segment	839	—
Latin America	(1,644)	369
Europe	752	1,686
Europe-Servicing subsidiaries	169	316
Latin America-Servicing subsidiaries	(263)	203
Total	$(146)	$2,840

Selected Other Data:
Average investment in consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$170,815	$120,750
Domestic, Special Situations Platform segment	28,215	5,627
Latin America	19,467	6,998
Europe	12,041	9,107
Canada	222	350
Total	$230,760	$142,832

Income from consolidated portfolio assets and loans receivable:
Domestic, Portfolio Asset Acquisition and Resolution segment	$8,772	$4,973
Domestic, Special Situations Platform segment	608	262
Latin America	776	321
Europe	576	276
Canada	8	13
Total	$10,740	$5,845

Servicing fee revenues:
Domestic partnerships:
Servicing fee revenue	$582	$362
Average servicing fee %	13.1%	3.2%
Latin American partnerships:
Servicing fee revenue	$1,736	$1,848
Average servicing fee %	40.3%	16.3%
Total Service Fees-Portfolio Assets:
Servicing fee revenue	$2,318	$2,210
Average servicing fee %	26.5%	9.8%
Service Fees-SBA loans:	$74	$(10)
Total Service Fees	$2,392	$2,200

Collections:
Domestic partnerships	$4,447	$11,197
Latin American partnerships	6,090	11,764
European partnerships	9,064	12,768
Partnership collections	19,601	35,729
Domestic consolidated	28,865	18,542
Latin American consolidated	437	486
European consolidated	1,162	461
Consolidated collections	30,464	19,489
Total Collections	$50,065	$55,218

Servicing portfolio (face value) at period end:
Domestic	$564,401	$556,774
Latin America	918,214	1,596,845
Europe	1,267,660	1,174,578
Total	$2,750,275	$3,328,197

FirstCity Financial Corporation

Supplemental Information

(Dollars in thousands)

(Unaudited)

	Three Months Ended
Illustration of the Effects of Foreign	March 31,
Currency Fluctuations	2009	2008
Net earnings (loss) to common stockholders	$644	$(3,584)
Foreign currency gains (losses), net:
Euro	(441)	225
Mexican Peso	(1,451)	246
Argentine Peso	(41)	(3)
Canadian Dollar	(5)	(15)
Chilean Peso	124	104

Exchange rate at valuation date:
Euro	0.76	0.63
Mexican Peso	14.33	10.70
Argentine Peso	3.72	3.16
Canadian Dollar	1.25	1.02
Chilean Peso	586.36	440.00

FirstCity Financial Corporation

Schedule of Estimated Unrealized Gross Profit from Portfolio Assets

March 31, 2009

(Unaudited)

	Basis in Portfolio Assets (1), (4)
($ in 000’s)	12/31/2007	12/31/2008	03/31/2009
Domestic	$151,802	153,148	194,676
Europe	40,340	29,555	27,094
Latin America	26,844	29,867	27,213
Total	$218,987	212,570	248,984

	Estimated Remaining Collections (2)
	12/31/2007	12/31/2008	03/31/2009
Domestic	$195,845	217,347	280,444
Europe	52,617	39,341	37,237
Latin America	68,900	78,211	67,274
Total	$317,363	334,899	384,955

	Estimated Unrealized Gross Profit (3)
	12/31/2007	12/31/2008	03/31/2009
Domestic	$44,043	64,199	85,768
Europe	12,278	9,787	10,143
Latin America	42,056	48,344	40,060
Total	$98,376	122,329	135,971

	Estimated Unrealized Gross Profit %
	12/31/2007	12/31/2008	03/31/2009
Domestic	22.49%	29.54%	30.58%
Europe	23.33%	24.88%	27.24%
Latin America	61.04%	61.81%	59.55%
Total	31.00%	36.53%	35.32%

This schedule provides selected information related to the Company’s ownership interests in consolidated and non-consolidated Portfolio Assets and is provided for informational purposes to provide an indication of the future potential unrealized gross profit attributable to those portfolios. In preparing this schedule, management was required to make certain estimates and assumptions surrounding the underlying assets in the Portfolios that impact the reported amounts. Such estimates and assumptions could change in the future, as more information becomes known, which could impact the reported amounts. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates.

(1) Basis in Portfolio Assets represents FirstCity’s share of the unamortized purchase price of the Portfolios held by the various acquisition entities, some of which are consolidated by FirstCity and others held through equity investments in unconsolidated partnerships.

(2) Estimated Remaining Collections represents FirstCity’s share of future projected net cash collections expected from the Portfolios Assets.

(3) Unrealized Gross Profit represents the excess difference between the Estimated Remaining Collections and the Basis in Portfolio Assets.

(4) FirstCity considers Basis in Portfolio Assets a useful measurement of the Company’s underlying holdings and interests in Portfolio Assets. As FirstCity’s share of Basis in Portfolio Assets is considered a non-GAAP measure, the following reconciliation is provided:

	12/31/2007	12/31/2008	03/31/2009
FirstCity’s consolidated Portfolio Assets (as reported in “Portfolio Assets” on the balance sheet of the respective Form 10-K or 10-Q)	$122,001	148,213	194,407
Noncontrolling interests in FirstCity’s consolidated Portfolio Assets (component of “Non-controlling interests” on the balance sheet of the respective Form 10-K or 10-Q)	(4,474)	(11,460)	(16,079)
FirstCity’s interest in Portfolio Assets held by Acquisition Partnerships (a component of “Assets” as reported in the “Condensed Combined Balance Sheets” tabular disclosure under the “Equity Investments” footnote of the respective Form 10-K or 10-Q)	101,460	75,817	70,656
FirstCity’s basis in consolidated and non-consolidated Portfolio Assets	$218,987	212,570	248,984